            SECURITIES  AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.  20549



                          FORM 8-K


                       CURRENT REPORT



             Pursuant to Section 13 or 15(d) of
            The Securities Exchange Act of 1934


             Date of Report:  Janaury 30, 1995



                     UNOCAL CORPORATION
                     ------------------

   (Exact name of registrant as specified in its charter)



     Delaware                         1-8483                 95-3825062
- -----------------------------------------------------------------------------
(State or other jurisdiction of     (Commission            (I.R.S. Employer
incorporation or organization)       File Number)          Identification No.)




1201 West Fifth Street, Los Angeles, California             90017
- -----------------------------------------------------------------------------
(Address of principal executive offices)                   (Zip Code)




Registrant's telephone number, including area code:   (213)  977-7600

ITEM 5.   OTHER EVENTS

          On January 30, 1995, the following news release was issued:

     Los Angeles, January 30 -- Unocal Corporation today said the company recorded a preliminary net loss of $153 million, or 78 cents per common share for 1994, compared with net earnings of $213 million, or 73 cents per common share, in the previous year.
     Excluding a $277 million charge for the cumulative effect of an accounting change and $176 million for other special items (detailed in attached table), Unocal's 1994 adjusted net earnings from operations were $300 million, or $1.09 per common share. This compares with adjusted net earnings of $347 million, or $1.29 per common share, for 1993.
     Roger C. Beach, Unocal chief executive officer, said that full-year operating earnings reflected higher natural gas production, higher foreign crude oil production, stronger agricultural products earnings, and lower domestic oil and gas operating and depreciation expense.
     "Unfortunately, these positive factors could not make up for the lower crude oil and natural gas prices, and disappointing margins in our West Coast refining and marketing operations," Beach said.
     For the fourth quarter, Unocal posted a preliminary net loss of $68 million, or 32 cents per common share. This compares with reported net earnings of $44 million, or 14 cents per common share, the previous year.
     Included in the 1994 fourth quarter results were previously announced special charges: $94 million ($152 million pretax) for environmental remediation costs; $22 million ($35 million pretax) for litigation expenses for various claims; $22 million ($35 million pretax) for the write-down of various properties, including certain laboratories and research facilities that are being closed, and a marine terminal that being phased out; and $15 million ($25 million pretax) for restructuring costs related to staff reductions.
     Excluding the effects of these special items, Unocal's adjusted earnings from operations for the fourth quarter were $86 million, or 32 cents per common share, up from $70 million, or 25 cents per common share for the same period a year ago.
     Despite lower natural gas prices, the company realized improved operating earnings due to higher natural gas production, lower domestic oil and gas operating and depreciation expense, and significantly improved earnings from the company's agricultural products business unit.

     Due to lower natural gas prices, the company curtailed some domestic natural gas production in October and November. These curtailments lowered the company average net production by 51 million cubic feet per day for the quarter. The company also said that some production has been curtailed starting in mid-January.
     Total revenues for the full-year 1994 were $7.97 billion, down from $8.34 billion for the previous year. This decrease was due principally to lower average sales price of refined products.
     Cash flow from operations, before working capital changes, was $1.26 billion for 1994, compared with $1.42 billion for 1993. The decrease was due primarily to lower oil and gas commodity prices.
     Full-year capital expenditures were $1.27 billion, up slightly from $1.25 billion in 1993.

Fourth Quarter Operations
- -------------------------
     Worldwide petroleum exploration and production earnings were $107 million, up from $86 million a year ago. Adjusted for special items, earnings from petroleum exploration and production operations were $116 million, compared with $89 million in the fourth quarter of 1993.
     The improvement in earnings is due to continued higher natural gas sales in the Far East and increased foreign crude oil production. Fourth quarter domestic petroleum exploration and production earnings also reflected lower depreciation and depletion expense: $9 million due to reduced net book values of oil and gas producing properties as a result of the change in accounting policy described below, and $13 million for other year-end adjustments.
     Unocal's worldwide average natural gas sales price was $1.72 per thousand cubic feet (mcf), down from $2.02 per mcf in the fourth quarter 1993. The company's worldwide average crude oil sales price was $14.32 per barrel in the fourth quarter, up from $12.47 the year before.
     Earnings from refining, marketing and transportation were $13 million, down from $23 million in the fourth quarter 1993. Excluding special items, operating earnings from the downstream businesses were $34 million, down slightly from $39 million a year ago. The marketplace exerted pressure on the company's marketing margins during the fourth quarter.
     Chemicals earnings were $19 million, more than double the $9 million recorded a year ago. The earnings reflected considerably higher margins on sales of agricultural ammonia and urea products, particularly overseas in Asian markets.
     Geothermal earnings were $8 million, up from $5 million a year ago.
This increase is principally the result of lower operating expenses.
     Net expense for corporate and other was $215 million, compared with a net expense of $79 million for the fourth quarter 1993. Adjusted for special items, expense for corporate and other was $91 million, up from $73 million a year ago. Special items for the current quarter included a substantial portion of the charges for environmental remediation costs, asset write-downs and litigation expenses. Also included is the charge for restructuring costs related to staff reductions.
     The higher adjusted net expense for corporate and other in both the fourth quarter and full-year 1994 reflected the initiation of the company-wide Pay for Performance program. The 1993 adjusted expense in the fourth quarter included a favorable income tax adjustment that was not allocated to the business segments.

Fourth Quarter Environmental Remediation Provision
- --------------------------------------------------
        The $94 million ($152 million pretax) environmental remediation provision recorded in the fourth quarter results from an extensive and ongoing assessment by the company of its reserves for environmental remediation costs.
 In the fourth quarter, the company provided $19 million ($30 million pretax) in additional reserves related to various RCRA sites, including the Beaumont (Texas) Refinery and Terminal and the Los Angeles Refinery; $22 million ($36 million pretax) for environmental remediation for properties sold during the last five years; and $6 million ($9 million pretax) for the McColl Superfund site for Unocal's share of a site remedy based on a settlement proposal made in the fourth quarter.
     The above reserve additions are due principally to changes of estimates.
     The company also provided $16 million ($26 million pretax) in the fourth quarter for environmental remediation of service station sites previously closed or no longer operated by the company. This provision represents a catch-up for a number of prior periods with the impact on any prior period being immaterial. Previous remediation expenditures for these properties had been expensed as incurred.
     The balance of the fourth quarter environmental remediation provision
- -- $31 million ($51 million pretax) -- is the result of the company's review of its environmental remediation liabilities for sites not specifically named above. In the majority, this balance is due to changes of estimates. This brings the company's total environmental remediation reserve to $270 million at December 31, 1994.

Accounting Policy Change
- ------------------------
     The company changed its accounting policy for recognizing the reduction in value of certain oil and gas producing properties. Under the new policy, the company evaluates properties for impairment on a field-by-field basis using oil and gas prices in effect at the time of valuation. This compares with the country-by-country basis previously used.

      The one-time after-tax charge of $277 million ($447 million pretax) reflects the write-down of certain domestic oil and gas producing properties from which the estimated undiscounted future cash flows are less than the current net book values of the properties.
     Current-year depreciation expense for domestic oil and gas operations decreased 12 percent, or 46 cents per barrel of oil equivalent (BOE), as a result of the write-down.
     The company will restate net earnings for the first quarter 1994 to reflect the $277 million charge for the change in accounting policy. Also, net earnings for the first three quarters will be restated for the lower depreciation and depletion expense resulting from the accounting policy change. Net earnings for the first quarter 1994 will be restated from $54 million (19 cents per common share) to earnings of $63 million (23 cents per common share) before the cumulative effect of the accounting change, and a net loss of $214 million (92 cents per common share) after the accounting change. Second quarter 1994 net earnings will be restated from $50 million (16 cents per common share) to $59 million (21 cents per common share), and third quarter net earnings from $60 million (21 cents per common share) to $70 million (25 cents per common share).
     On a pro forma basis, net earnings for the fourth quarter and full-year 1993 earnings would have increased by $8 million and $31 million, respectively, for the effect of the change in accounting policy. Pro forma net earnings would have been $52 million (18 cents per common share) for the fourth quarter and $244 million (86 cents per common share) for the year.
                                    -4-




    UNOCAL CORPORATION
    1994 EARNINGS NEWS RELEASE SUPPLEMENT
    SPECIAL ADJUSTMENTS - CONSOLIDATED
    (UNAUDITED)



                                                                                       For the Three Months  For the Twelve Months
                                                                                       Ended December 31     Ended December 31
                                                                                          1994           1993       1994    1993
                                                                                        --------------------------------------------
                                                                                       Dollars in millions except per share amounts
            Reported net earnings (loss)                                                  ($68)           $44      ($153)    $213
            Less: Special items
               Cumulative effect of accounting changes
                                          - for a policy change related to asset             0              0       (277)       0
                                          - for postretirement health care costs             0              0          0     (121)
                                          - for postemployment benefits (SFAS 112            0              0          0       (9)
               Write-down of investment and provision for abandonment
                   and remediation of the Guadalupe oil field                                0              0        (31)       0
               Litigation                                                                  (22)            (7)       (30)     (30)
               Environmental remediation provision                                         (94)            (3)       (99)     (10)
               Mesa  settlement                                                              0              0         24        0
               Write-down of assets                                                        (22)           (12)       (22)     (12)
               Asset sales                                                                  (5)             0          8       66
               Effect of federal tax rate change on deferred taxes                           0              0          0      (14)
               Restructuring costs                                                         (15)             0        (15)       0
               Other                                                                         4             (4)       (11)      (4)
            ---------------------------------------------------------------------------------------------------------------------
                 Total special items                                                      (154)           (26)      (453)    (134)
            ----------------------------------------------------------------------------------------------------------------------
            Adjusted net earnings                                                           86             70        300      347
            Less: Dividends on preferred stock                                               9              9         36       36
            ----------------------------------------------------------------------------------------------------------------------
            Adjusted net earnings applicable to common shares                              $77            $61       $264     $311
            ----------------------------------------------------------------------------------------------------------------------
            Adjusted net earnings per common share                                       $0.32          $0.25      $1.09    $1.29



                                    -5-


    UNOCAL CORPORATION
    1994 EARNINGS NEWS RELEASE SUPPLEMENT
    SPECIAL ADJUSTMENTS ALLOCATED BY BUSINESS SEGMENTS
    (UNAUDITIED)

                                                                          For the Three Months           For the Twelve Months
                                                                          Ended December 31              Ended December 31
                                                                           1994            1993           1994           1993
                                                                          ----------------------------------------------------
                                                                              Dollars in millions except per share amounts

    U.S. PETROLEUM EXPLORATION AND PRODUCTION
    Reported net earnings                                                 $  53           $  26          $ 186          $ 235
    Less special items:
       Write-down of investment and provision for abandonment
           and remediation of the Guadalupe oil field                         0               0            (31)             0
       Litigation                                                             0              (4)             0             (4)
       Environmental remediation provision                                   (4)              0             (4)             0
       Asset sales                                                           (5)              1            (13)            18
       Effect of federal tax rate change on deferred taxes                    0               0              0             (5)
    ---------------------------------------------------------------------------------------------------------------------------
         Adjusted U.S. E&P earnings                                       $  62           $  29          $ 234          $ 226
    ---------------------------------------------------------------------------------------------------------------------------
    FOREIGN PETROLEUM EXPLORATION AND PRODUCTION
    Reported net earnings                                                 $  54           $  60          $ 208          $ 212
    Less special items:                                                                                                     0
       Asset sales                                                            0               0             16              5
       Effect of federal tax rate change on deferred taxes                    0               0              0              1
    ---------------------------------------------------------------------------------------------------------------------------
         Adjusted Foreign E&P earnings                                    $  54           $  60          $ 192          $ 206
    ---------------------------------------------------------------------------------------------------------------------------

    REFINING, MARKETING AND TRANSPORTATION
    Reported net earnings                                                 $  13           $  23          $ 104          $ 166
    Less special items:
       Asset sales                                                            0               0              0             15
       Write-down of assets                                                 (13)            (12)           (13)           (12)
       Litigation                                                             0               0              0             (1)
       Environmental remediation provision                                   (6)              0             (8)             0
       Effect of federal tax rate change on deferred taxes                    0               0              0             (7)
       Other                                                                 (2)             (4)            (8)            (4)
    ---------------------------------------------------------------------------------------------------------------------------
         Adjusted R,M&T earnings                                          $  34           $  39          $ 133          $ 175
    ---------------------------------------------------------------------------------------------------------------------------
    CHEMICALS
    Reported net earnings                                                 $  19           $   9          $  53          $  42
    Less special items:
       Asset sales                                                            0               0              2             (1)
       Effect of federal tax rate change on deferred taxes                    0               0              0             (1)
    ---------------------------------------------------------------------------------------------------------------------------
         Adjusted Chemicals earnings                                      $  19           $   9          $  51          $  44
    ---------------------------------------------------------------------------------------------------------------------------

    GEOTHERMAL
    Reported net earnings                                                 $   8           $   5          $  33          $  46
    Less special items:
       Asset sales                                                            0              (1)             0             25
       Effect of federal tax rate change on deferred taxes                    0               0              0             (1)
    ---------------------------------------------------------------------------------------------------------------------------
         Adjusted Geothermal earnings                                     $   8           $   6          $  33          $  22
    ---------------------------------------------------------------------------------------------------------------------------
    CORPORATE AND OTHER
    Reported net loss                                                    ($ 215)         ($  79)        ($ 460)        ($ 358)
    Less special items:
       Mesa  settlement                                                       0               0             24              0
       Litigation                                                           (22)             (3)           (30)           (25)
       Environmental remediation provision                                  (84)             (3)           (87)           (10)
       Write-down of assets                                                  (9)              0             (9)             0
       Asset sales                                                            0               0              3              4
       Restructuring costs                                                  (15)              0            (15)             0
       Effect of federal tax rate change on deferred taxes                    0               0              0             (1)
       Other                                                                  6               0             (3)             0
  ----------------------------------------------------------------------------------------------------------------------------
         Adjusted Corporate and Other                                    ($  91)         ($  73)        ($ 343)        ($ 326)
  ----------------------------------------------------------------------------------------------------------------------------
    Total adjusted earnings                                               $  86           $  70          $ 300          $ 347
   Less: Dividends on preferred stock                                         9               9             36             36
  ----------------------------------------------------------------------------------------------------------------------------
    Adjusted earnings applicable to common shares                         $  77           $  61          $ 264          $ 311
  ----------------------------------------------------------------------------------------------------------------------------
    Adjusted earnings per common share                                    $0.32           $0.25          $1.09          $1.29



                                    -6-

    NEWS RELEASE                                                           UNOCAL CORPORATION

    CONDENSED EARNINGS STATEMENT
    (UNAUDITED)


                                                                        For the Three Months         For the Twelve Months
                                                                        Ended December 31             Ended December 31
                                                                      ----------------------------------------------------
    Dollars in millions except per share amounts                        1994           1993           1994           1993
- --------------------------------------------------------------------------------------------------------------------------

    Total revenues (a)                                             $    1,984      $   1,965      $   7,965      $   8,344
    Costs and other deductions (a)                                      2,057          1,908          7,671          7,733
    Earnings (loss) before income taxes                                  (73)             57            294            611
    Income taxes                                                          (5)             13            170            268
    Earnings (loss) before cumulative effect of accounting changes       (68)             44            124            343
    Cumulative effect of accounting changes                                -               -           (277)          (130)
    Net earnings (loss)                                            $     (68)      $      44      $    (153)     $     213
    Dividends on preferred stock                                           9               9             36             36
    Net earnings (loss) applicable to common shares                $     (77)      $      35      $    (189)     $     177


    Earnings (loss) per common share: (b)
      Before cumulative effect of accounting changes               $   (0.32)      $    0.14      $    0.36      $    1.27
      Cumulative effect of accounting changes                              -               -          (1.14)         (0.54)
    Net earnings (loss)                                            $   (0.32)      $    0.14      $   (0.78)     $    0.73

    (a)Includes consumer excise taxes of                           $     207       $     208      $     893      $     816
    (b)Based on weighted average common shares outstanding               244             241            243            241
       (in millions)




    NET EARNINGS BY BUSINESS SEGMENT
    (UNAUDITED)

                                                                        For the Three Months         For the Twelve Months
                                                                        Ended December 31             Ended December 31
                                                                      -----------------------------------------------------
    Millions of dollars                                               1994           1993           1994           1993
- ---------------------------------------------------------------------------------------------------------------------------
    Petroleum
      Exploration and Production
       United States                                               $    53         $   26         $  186         $  235
       Foreign                                                          54             60            208            212
      Refining, Marketing and Transportation (a)                        13             23            104            166
    Chemicals                                                           19              9             53             42
    Geothermal                                                           8              5             33             46
    Corporate and Other (b) (c)                                       (215)           (79)          (460)          (358)
            Sub-total                                                  (68)            44            124            343
    Cumulative effect of accounting changes                            -                -           (277)          (130)
            Total                                                  $   (68)        $   44         $ (153)        $  213

    (a)Includes equity in earnings of affiliates (after-tax) of    $    16         $   15         $   57         $   55
    (b)Includes net interest expense (after-tax) of                $   (44)        $  (47)        $ (174)        $ (193)
    (c)Includes minerals and real estate operations.


                                    -7-





    NEWS RELEASE                                                          UNOCAL CORPORATION

    SELECTED FINANCIAL DATA
    (UNAUDITED)


                                                                               For the Three Months       For the Twelve Months
                                                                               Ended December 31           Ended December 31
                                                                              --------------------------------------------------
    Millions of dollars                                                       1994          1993          1994          1993
- --------------------------------------------------------------------------------------------------------------------------------

    INCOME STATEMENT DATA

    Exploration expense                                                 $       37    $       32    $      116    $      119

    Dry hole costs
        United States                                                   $        8    $        7    $       45    $       15
        Foreign                                                                 12            10            39            30
                                                                              -----         -----        -----         -----
                 Total                                                  $       20    $       17    $       84    $       45

    Depreciation, Depletion & Amortization                              $      218    $      261    $      947    $      963


    CASH FLOW DATA

    Cash flows from operating activities
        Excluding working capital changes                               $      222    $      356    $    1,256    $    1,416
        Including working capital changes                                      444           421         1,299         1,100

    Cash flows used in investing activities
        Pretax proceeds from asset sales                                $       20    $        7    $      156    $      586
        Capital expenditures                                                  (433)         (436)       (1,272)       (1,249)
                                                                              -----         -----       -------       -------
                 Total                                                  $     (413)   $     (429)   $   (1,116)   $     (663)

    Cash flows from (used in) financing activities                      $      (77)   $       40    $     (241)   $     (389)




    BALANCE SHEET DATA
                                                                                                            At December 31
                                                                                                          1994          1993
                                                                                                          ------------------
    Total Assets                                                                                    $    9,337    $    9,706 (a)

    Long Term Debt                                                                                  $    3,453    $    3,455

    Stockholders' Equity                                                                            $    2,815    $    3,129


    (a) Restated to conform to the 1994 classification

                                    -8-




    NEWS RELEASE                                                               UNOCAL CORPORATION

    OPERATING HIGHLIGHTS
    (UNAUDITED)

                                                                     For the Three Months         For the Twelve Months
                                                                     Ended December 31             Ended December 31
                                                                   ------------------------------------------------------
                                                                        1994           1993           1994           1993
- -------------------------------------------------------------------------------------------------------------------------
    Net daily production (a)
       Crude oil and condensate (thousand barrels):
                 United States                                         131.6          144.8          137.3            147.5
                 Foreign:
                      Far East                                          92.5           68.8           87.1             67.8
                      Other                                             32.6           32.2           35.3             30.7
        Total Foreign                                                  125.1          101.0          122.4             98.5

           Worldwide                                                   256.7          245.8          259.7            246.0

       Natural gas (million cubic feet):
                 United States                                         1,029          1,016          1,095              952
                 Foreign:
                      Far East                                           675            566            623              601
                      Other                                               29             44             48               46
        Total Foreign                                                    704            610            671              647

           Worldwide                                                   1,733          1,626          1,766            1,599

       Natural gas liquids (thousand barrels)                           23.2           20.1           21.9             19.9

       Geothermal (million kilowatt-hours)                              20.1           19.2           20.5             20.1

    Input to crude oil processing units (thousand barrels daily)         307            286            295              288

    Sales of petroleum products (thousand barrels daily) (b)             331            342            316              345

    Average sales prices
       Crude oil and condensate (per barrel):
                 United States                                     $   13.80      $   11.69      $   13.06      $     13.68
                 Foreig
                      Far East                                     $   14.78      $   14.04      $   14.55      $     15.50
                      Other                                        $   15.26      $   13.42      $   14.24      $     14.88
        Total Foreign                                              $   14.97      $   13.80      $   14.48      $     15.26

           Worldwide                                               $   14.32      $   12.47      $   13.63      $     14.21

       Natural gas (per mcf):
                 United States                                     $    1.57      $    1.98      $    1.78      $      1.97
                 Foreig
                      Far East                                     $    1.94      $    2.10      $    2.01      $      2.11
                      Other                                        $    1.98      $    2.08      $    1.81      $      1.79
        Total Foreign                                              $    1.95      $    2.10      $    1.99      $      2.07

           Worldwide                                               $    1.72      $    2.02      $    1.86      $      2.01



    (a)Includes net profits type agreements on a gross basis.
    (b)Includes 50% of the volumes of The UNO-VEN Company.

                                    -9-

                                  SIGNATURE


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                      UNOCAL CORPORATION
                                      ------------------
                                        (Registrant)






Dated:  January 30, 1995         By:  CHARLES S. MCDOWELL
- ------------------------              ------------------------------
                                      Charles S. McDowell,
                                      Vice President and Comptroller



                                    -10-